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                                                                 EXHIBIT 10.35.2

                                   MODIFICATION OF
                                       RESERVE
                            PLEDGE AND SECURITY AGREEMENT

     Modification of Reserve Pledge and Security Agreement dated June 30, 1995 to the Reserve Pledge and Security Agreement entered into as of September 27, 1994 (the "Agreement") between FINANCING FOR SCIENCE INTERNATIONAL, INC. ("FSI") and TSI CORPORATION ("Assignor").

1.   The following new paragraph is hereby added to the end of Section 3(a):

     With respect to any Rental Schedule dated after June 1, 1995, if (i) no Event of Default shall have occurred, (ii) the Assignor shall have completed a divestiture of Guy's Drug Research Unit Ltd. and (iii) such divestiture results in an increase in cash or marketable securities of the Assignee of at least $7,000,000, then FSI shall return a portion of the Security Reserve equal to 10% of the Acquisition Cost to FSI to Assignee within 30 days of notice from the Assignee of the completion of the divestiture on such terms.

     2. Only with respect to the part of the Security Reserve and any accrued interest thereon equal to twenty-five percent (25%) of the Acquisition Cost to FSI for the Equipment leased pursuant to any and all Rental Schedules under the Master Lease that have a date for the signature of Lessee on or after June 1, 1995 ("Subsequent Rental Schedules") the following Section 3(b) shall be a part of the Agreement and the pre-existing Section 3(b) shall be renumbered as
Section 3(c).

          (b) If Assignor is not in breach of its covenants and agreements in the Lease or in this Agreement, the amount of the Security Reserve and any accrued interest thereon then held by FSI shall be applied in payment of the Basic Rent for the last six months of the Primary Term as defined in the Lease for the Equipment leased under any of the Rental Schedules of the Lease that have a date for the signature of the Lessee on or after June 1, 1995; provided, however, that if such amount is not sufficient to pay all such Basic Rent such amount shall be applied to the payments last coming due under all such Rental Schedules.

     IN WITNESS WHEREOF, FSI and Assignor have executed this Agreement as of the day and year first above written.

FINANCING FOR SCIENCE                   TSI CORPORATION
INTERNATIONAL, INC.


By: /s/ Duane E. Stan                   By: /s/ John B. Green
    ---------------------------             ------------------------
     Duane E. Stan                      Title: Treasurer
     Vice President
     Asset Managerment